Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168723, 333-57484, 333-67485, 333-87380, 333-90170, 333-105533, 333-115335, 333-124740 and 333-153002) of McMoRan Exploration Co. of our report dated September 28, 2010 relating to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of Plains Exploration & Production Company, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 28, 2011